Consulting Agreement

1 February 2013

Lithium Battery Engineering, LLC

AND

OAK RIDGE MICRO ENERGY INCORPORATED

This Consulting Agreement is made and entered into as of this day, 24th day of DECEMBER 2012 by and between:

PARTIES

CONSULTANT	Lithium Battery Engineering, LLC, incorporated under the laws of Delaware,_________ United States of America, and having its registered address at 87 Everdale Rd, Randolph, NJ 07869.
Email: ajmanning13@yahoo.com Telephone: +1-973-393-7540 Represented by: Dr. Andrew James Manning, President & CTO Address: 87 Everdale Rd, Randolph, NJ 07869

COMPANY

OAK RIDGE MICRO ENERGY INCORPORATED, incorporated under the laws of Colorado United States of America, a public company trading under the stock trading symbol OKME.OB and having its registered address at 3046 East Brighton Place, Salt Lake City, Utah, United States of America 84121.

Email:

jflood@carbon-strategic.com

Mobile:

+61 419601459

Represented by: Mr Jeffrey Flood –President, Mr Craig Nelson – Chief Technical Officer

Address: 751 North Drive, Melbourne, Florida, United States of America

(each a Party and together the Parties)

PRELIMINARY STATEMENTS

Oak Ridge Micro Energy Incorporated (Company) specializes in battery technology development. Lithium Battery Engineering LLC (Consultant) has agreed to an appointment as a Consultant of Company to provide the Services for the Remuneration and Term. Dr. Andrew J. Manning will be the primary person provided by the Consultant. The Parties hereby execute this Consulting Agreement for the purpose of setting forth their respective obligations.

OPERATIVE PROVISIONS

1.  Description of the Services and Field

Services:

LBE will provide consulting services in the person of Andrew J. Manning with a minimum commitment of two (2) weeks per month, flexible based upon mutual agreement.  The prime responsibility will be leading the program on developing high energy cells specifically for prismatic applications – especially smart phones and portable electronic devices.  In addition, general consulting on solid state lithium or lithium ion cells, their composition, construction and method of producing same, production, marketing and costing. Also, assisting in developing research plan and evaluation of data, business plans, etc as requested.

Field:	High energy lithium ion cell technology / Solid state lithium or lithium ion cells

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Services and Services Period

This Consulting Agreement covers Services that the Consultant performs during the Services period.  The Consultant and the Company must agree upon the details, specific timing, amount, location and scope of the services. Either party may terminate the Services period upon 30 days written notice to the other.

2.  Remuneration for Services

Services will be billed at LBE’s [lower] monthly rate. OKME will only be billed for actual days worked. and not for holidays or vacation.

OKME will be invoiced $3500.00 every 2 weeks based upon one (1) standard 5 day week [10 hr/day].  Adjustments for extra or deficient days will be $700 per day.

Services provided at OKME are expected to be of a weekly or two week duration.  LBE will be reimbursed for travel, lodging, meals and related business expenses for work done at OKME (or locations other than LBE).

Remuneration

The Company will pay the Consultant for authorized Services rendered.  The Company shall notify Consultant of each person within the Company with the authority to authorize work and their approval limits.  The Company will also compensate the Consultant for reasonable travel expenses incurred with the prior approval of the Company’s Representative.  The Company will pay for 50% of the travel time less the actual time consulting if the consulting time is less than the travel time.  The Company will pay the Consultant for time spent consulting by telephone or email.  The Company will pay for time spent by the Consultant away from Company’s premises in preparation of documents or review of documents or data with prior approval of the Company’s Representative.  The Consultant will submit itemized invoices for services for payment and reimbursement to the Company’s Representative once per month at the end of the month and within 30 days.  The Company will pay the Consultant within 30 days of the submission of the invoice.

3.  Term

Starting Date:	January 7, 2013
Services Period:	Initial Period 1 year with the option to extend and or expand with 30 days notice at any time prior to the end of the Service Period.

4.  Conflicting Obligations

A. Covenanter represents and warrants that Covenanter has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Covenanter's obligations to the Company under this Agreement, and/or Covenanter's ability to perform the Services. Covenanter will not enter into any such conflicting agreement during the term of this Agreement, provided that nothing in this Article 4 shall in any way restrict Covenanter, or any entity with which Covenanter is affiliated, from conducting business with any third person or entity to provide services in the

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

energy storage area or in any other market whatsoever so long as Covenanter does not, directly or indirectly, use the intellectual property of the Company without appropriate licenses in the performance of such services to third parties. Without limiting the generality of the foregoing, in order to execute and perform his obligations under this Agreement, the Covenanter does not need to obtain any consent, waiver or other permission from, or provide any notice to, any organization, university or other entity with which Covenanter is affiliated, other than such consent, waiver, or permission that has been obtained, or such notice that has been delivered, prior to the execution of this Agreement.

B. Covenanter shall require all Covenanter’s employees, contractors, or other third-parties performing Services under this Agreement to execute a Confidential Information and Assignment Agreement in the form of Exhibit B, and promptly provide a copy of each such executed agreement to the Company. Covenanter’s violation of this Article 4 will be considered a material breach under Section 5, Injunctive Relief.

5.  Appointment and Relationship

Appointment

5.1

Company does hereby appoint and engage Consultant to provide the Services, for the Remuneration for the Term. Consultant hereby accepts such appointment and engagement as consultant to Company and agrees to provide the Services for the Term for the Remuneration.

Relationship

5.2

This appointment does not create any relationship between Company and Consultant other than that of an independent contractor to provide the Services for the Remuneration for the Term. In particular nothing in this Consulting Agreement is intended to, or should be construed to create, a partnership, agency, joint venture, or employment relationship between Consultant and Company. No Party may bind or make any commitments on behalf of another Party.

6.  General Provisions

Successors and Assigns and Subcontracting

6.1

Neither Consultant nor Company shall assign, novate or otherwise transfer its rights or obligations under this Consulting Agreement to any third party without the written consent of the other Party.

6.2

No subcontracting or outside assignment of Services will be assigned or given out by Consultant without the prior written consent of the Company.

Governing Law and Jurisdiction

6.3

This Agreement is to be governed by the Laws of The State of Florida and all parties consent and submit to the jurisdiction of the courts of Florida for the resolution of any disputes arising out of this Share Purchase Agreement.

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Counterparts

6.4

This Consulting Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopy, PDF or facsimile transmission, any one of which shall constitute an original of this Consulting Agreement.  When counterparts of copies have been executed by all Parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

Information and Samples

6.5

The Company owns as of the date of their creation, any and all Information and Samples developed by the Consultant in the course of Services.

6.6

“Information” means all business and technical information that the Consultant does not already possess or is not in the public domain and

(a)

develops in the course of Services and/or

(b)

receives in the course of Services from the Company.

6.7

“Samples” means all materials that the Consultant does not already possess or is not in the public domain and

(a)

makes or develops in the course of Services and/or

(b)

receives in the course of Services from the Company.

Inventions

6.8

The Company owns, as of the date of their conception any and all inventions

(a)

conceived or reduced to practice in the course of Services, or

(b)

otherwise invented by the Consultant (solely or jointly with others) based upon Information or Samples relating to the Services.

6.9

The Consultant will promptly disclose any inventions to the Company Representative.

6.10

The Company has no rights to any inventions developed prior to or outside the subject matter of the Services.

Works of Authorship:

6.11

“Creative Materials” means any and all original works of authorship, fixed in any tangible means of express now known or hereafter developed, that the Consultant creates solely or jointly with others in the course of Services.

6.12

The Company owns all Creative Materials and all copyrights in Creative Materials, consistent with a “work made for hire” under 17 U.S.C. 101.

Cooperation in Protecting Intellectual Assets

6.13

The Company is responsible to make all decisions and take appropriate action, in the Company’s sole discretion, concerning the establishment, acquisition and maintenance of intellectual property protection for the data, inventions, Creative Materials, Information and Sample developed by the Consultant that are owned by the Company, except that the Consultant will at the Company’s expense:

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

(a)

comply with the requirements of any applicable employee-inventor-compensation law and acquire for and transfer to the Company all rights to such inventions made by the consultant’s employees so developed in the course of Service and

(b)

cooperate with the Company to establish, acquire and maintain intellectual property protection for such data, inventions, Creative Materials, Information and Samples developed by the Consultant  that are owned by the Company.  This includes signing assignments and other appropriate documents at no additional charge to the Company.

In the event that the Company chooses to abandon any identified intellectual property, The Consultant may request in writing and be granted ownership in writing.

Confidentiality Obligations

6.14

The Consultant will:

(a)

Not use Information or Samples or Creative materials, except in performing Services to the Company

(b)

Not make Information or Samples or Creative materials available to others.

(c)

Deliver to the Company or destroy any unused samples and all of Consultant’s copies of Information and Creative Materials when requested by the Company.

(d)

Not file any patent, utility model, or design application based upon or disclosing any Information, Samples, Creative Materials or inventions owned by the Company.

(e)

Inform the Company of Consultant’s past, present and/or intended future activities in the Field that may conflict with the Consultant’s obligations to the Company, or limit Consultant’s performance of Services.

Confidentially Period

6.15

The obligations of this Clause 5 of the Consulting Agreement are binding until the end of the Confidentially Period of the attached Non-Disclosure Agreement.

Exclusions

6.16

The obligations of Clause 5 of the Consulting Agreement do not apply to any particular Information or Creative Materials that the Consultant can prove:

(a)

Was available to the public through no fault of thee Consultant, or

(b)

Consultant already possessed prior to Consultant’s receipt from the company or Consultant’s development for the Company, or

(c)

Consultant acquired from a third party without obligation of confidence.

(d)

(d) was publicly known or made generally available from sources other than the Consultant prior to the time of disclosure to Consultant;

6.17

The Consultant may comply with a court order compelling production of Information or Creative Materials, but the Consultant must give the Company reasonable prior notice and use reasonable efforts to obtain confidential protection for Information and Creative Materials.

Termination

6.18

Either Party may terminate this Consulting Agreement during the Term of the Services Period upon 30 days written notice.

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Effects of Termination

6.19

The Parties’ rights and obligations under Clause 5 of the Consulting Agreement survive termination of this Consulting Agreement.

Warranty

6.20

Consultant warrants that:

(a)

Consultant has the right to perform services in full compliance with this Consulting Agreement without any violation of any applicable law.

(b)

Creative Materials do not infringe any copyright or other intellectual property rights of others to the best of consultant's knowledge.

(c)

In performing Services to the Company, Consultant will not breach any obligations owed to others, and

(d)

All personnel Consultant assigns to perform Services will be approved prior to assignment by Company and be qualified, including by experience, education and training, to perform their assigned duties and will be advised by Consultant of their obligations under this Consulting Agreement prior to performing Services.

Insurance

6.21

Consultant will maintain any and all required insurance for the Term to provide the Services to Company.

Limitation of Liabilities

6.22

Consultant assumes liability for physical damage or personal harm from work performed by Consultant or employees of Consultant in conjunction with Services provided to Company.

6.23

Consultant warrants that information provided to the Company is accurate to the best of its knowledge however; Consultant assumes no liability for the use or miss-use of any such information or technology by the Company.

6.24

Consultant assumes no liability for physical damage or personal harm from work performed by Company employees relative to any information or technology provided by Consultant.

Export Compliance

6.25

Consultant will not export or re-export any Samples, Information, Inventions, technology, software, or products received from or developed by the Company, or the direct products of that Sample, Information, Invention, technology, software, or products, in violation of any applicable government’s export-control or customs laws or regulations, including those of the United States of America.  This Obligation survives termination of this Consulting Agreement.

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Execution

This Consulting Agreement is executed by all the Parties as an Agreement on the day and year hereinbefore mentioned without any duress or force from any Parties, made in English in two copies, duly stamped and legally binding.

Signed for and on behalf of
Lithium Battery Engineering, LLC (CONSULTANT)
by its duly authorised representative
/S/Andres James Manning	/s/Craig R. Nelson
Signature of authorised representative	Signature of witness
Mr Andrew James Manning	Craig R. Nelson
Name of authorised representative	Name of witness

Signed for and on behalf of
OAK RIDGE MICRO ENERGY INCORPORATED (COMPANY)
by its duly authorised representative

/s/Jeffrey Flood	Craig R. Nelson
Signature	Signature of witness
Mr Jeffrey flood
President	Craig R. Nelson
Name	Name of witness

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Schedule A

Confidentiality and Non-Disclosure Agreement

 NON-SOLICITATION, CONFIDENTIALITY, AND

INTELLECTUAL PROPERTY AGREEMENT

This AGREEMENT (the “Agreement”) is made and entered into as of 24 December, 2012, by and among Oak Ridge Micro Energy, Inc., (the “Company”), and Lithium Battery Engineering, LLC, a Delaware corporation,  (“Covenanter”), and is effective as of the Starting Date.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Consulting Agreement (as set forth above).  This Agreement shall become effective (the “Starting Date”) immediately prior to engagement of Covenanter as a consultant to the Company that is the subject of the Consulting Agreement set forth above. If such consulting engagement is not consummated, this Agreement shall immediately terminate and be of no force or effect.

RECITALS

Covenanter is a Consultant of the Company and, pursuant to that certain Consulting Agreement, dated as of even date herewith, by and among Covenanter and the Company (as defined therein) (the “Consulting Agreement”), the Company engages Covenanter as its consultant to provide the Services, for the Term, for the Remuneration;

The business of the Company is the business of research, development, and small scale manufacturing of energy storage devices including batteries (the “Business”);

As a condition to its willingness to enter into the Consulting Agreement, Company has required that Covenanter shall have executed and delivered this Agreement in favor of Company and its respective affiliates and subsidiaries:

Because Covenanter has considerable knowledge, business contacts and expertise relating to the Business, if Covenanter were to compete with Company or any of its subsidiaries or affiliates within the periods of time set forth herein, Company would be deprived of the full benefit of any reputation or goodwill or revenue associated with the Business, as the Business may exist on and after the date hereof; and

The covenants provided herein are material, significant and essential to effecting the Consulting Agreement, and good and valuable consideration will be transferred during the Term from Company to Covenanter as Remuneration in exchange for such covenants.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and provisions of this Confidentiality Agreement, the Consulting Agreement and the ancillary agreements and instruments related thereto, the receipt and sufficiency of such consideration being hereby acknowledged by the Parties hereto, the Parties hereto agree as follows:

1.

Covenant Not to Solicit.  From two (2) years after the termination of Covenanter’s Consulting Agreement with the Company (the “Term”), Covenanter shall not, directly or indirectly, except on behalf of the Company and their respective subsidiaries and affiliates:

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

(a)

directly or indirectly, solicit any person who is an employee or consultant of the Company or any of their respective affiliates as of the date of this Agreement; provided, however, that (i) a general solicitation of the public for employment shall not constitute a solicitation hereunder so long as such general solicitation is not designed to target, or does not have the effect of targeting, any employee of the Company or any of their respective affiliates; and (ii) discussions with and/or hiring of any employee or consultant of the Company or any of their respective affiliates who initiated such discussions independently of any direct or indirect solicitation by Covenanter shall not be in violation of this Agreement; and (iii) except when the solicitation of any employee or consultant of the Company or any of their respective affiliates is approved in writing by the company; and (iv) except if the Company and their respective subsidiaries and affiliates and survivors should cease to exist.

(b)

solicit any customers, business partners or affiliates of the Company or any of the Company’s current or future successors, with the intent of encouraging or inducing one or more of said customers, business partners or affiliates to terminate, restrict or otherwise limit its or their business relationship with the Company, or any of the Company’s current or future successors. and  (i) except when the solicitation of any customers, business partners or affiliates of the Company or any of the Company’s current or future successors is approved in writing by the company; and (ii) except if the Company or any of the Company’s current or future successors and their respective subsidiaries and affiliates and survivors should cease to exist.

2.

Duties Regarding Confidentiality.

(a)

Confidentiality Obligations to Company.  Company has developed, uses and maintains trade secrets1/ and other confidential and proprietary information including, without limitation, technical data and specifications, business and financial information, product and marketing plans, customer and client information, customer and client lists, customer, client and vendor identities and characteristics, agreements, marketing knowledge and information, sales figures, pricing information, marketing plans, business plans, strategy forecasts, financial information, budgets, software, projections and procedures, and Inventions (as defined in Section 3), in written, oral, electronic and/or other forms (“Confidential Information”), and Company has taken and shall continue to take all reasonable measures to protect the confidentiality of such Confidential Information.  Covenanter acknowledges that during Covenanter’s employment or consulting engagement with Company Covenanter will be given direct access to and knowledge of Confidential Information.

Covenanter agrees that all such Confidential Information is and shall remain the sole property of Company and that Covenanter will hold in strictest confidence, and will not, either during or after the termination of Covenanter’s employment or engagement as consultant (except

___________________

1/

The term “trade secrets,” as used in this Agreement, shall be given its broadest possible interpretation under Florida law and shall include, but not be limited to, anything tangible or intangible or electronically kept or stored, which constitutes, represents, evidences or records a secret scientific, technical, merchandising, production or management information, design, process, procedure, formula, invention or improvement; and other confidential and proprietary information and documents.

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

as required in the course of Covenanter’s duties on behalf of Company), use, disclose or give to others (whether a business, firm, entity, person or otherwise), either directly or indirectly, any of the Confidential Information or any other scientific, technical, trade or business secret or confidential or proprietary information of Company or of any third party provided to Covenanter during his employment by Company.

Covenanter also agrees not to divulge to or use for the benefit of another entity or individual trade secrets (as defined in footnote 1) and other confidential and proprietary information including, without limitation, technical data and specifications, business and financial information, product and marketing plans, customer and client information, customer and client lists, customer, client and vendor identities and characteristics, agreements, marketing knowledge and information, sales figures, pricing information, marketing plans, business plans, strategy forecasts, financial information, budgets, software, and projections and procedures developed by Company.  By signing this Agreement, Covenanter affirms that Covenanter has not divulged or used any such information for the benefit of another entity or individual, and that Covenanter has not and will not misappropriate any Invention that Covenanter played any part in creating while working for Company for the benefit of another entity or individual.

(c)

General Confidentiality Obligations.  Covenanter’s obligation of confidentiality under this Agreement does not apply to information that (i) becomes a matter of public knowledge through no fault of Covenanter’s own or (ii) must be disclosed pursuant to lawful subpoena, court order or statutory requirement. (iii) was publicly known or made generally available prior to the time of disclosure to Consultant; (iv) is in the rightful possession of Consultant, without confidentiality obligations, at the time of disclosure as shown by Consultant’s then-contemporaneous written records; or (v)  which Consultant  can demonstrate by written evidence was known to the Consultant prior to the execution of this Agreement without  violating an obligation  of confidentiality to any third party.

However, Covenanter agrees that in the event Covenanter is questioned by anyone not employed or engaged as a consultant by Company, or by an employee of or a consultant to Company not authorized to receive such information, in regard to any such Confidential Information or any other secret or confidential work of Company, Covenanter will promptly notify Company.  Covenanter further agrees that he will return all Confidential Information, including all copies and versions of such Confidential Information (including but not limited to information maintained on paper, disk, CD-ROM, network server, or any other retention device whatsoever) and other property of Company, to Company immediately upon termination of Covenanter’s employment or engagement as a consultant.

The terms of this Section 2 of this Agreement are in addition to, and not in lieu of, any other contractual, statutory or common law obligations that may have relating to the protection of Company’s Confidential Information or its property.  The terms of this section shall survive indefinitely Covenanter’s employment or engagement as a consultant with Company.

3.

Ownership of Ideas, Copyrights and Patents.

(a)

Property of the Company.  Covenanter agrees that all ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs,

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

developments, apparatus, techniques, methods, writings, specifications, sound recordings, pictorial and graphical representations and formulae (collectively, “Inventions”) arising out of, or in connection with, performing the Services under this Agreement which may be used by or which relate to the business or activities of Company, whether patentable, copyrightable or not, which Covenanter may conceive, reduce to practice or develop during his employment (or, if based on or related to any Confidential Information, made by Covenanter  within two (2) years after the termination of such employment), whether or not during normal working hours and whether or not on Company’s premises or with the use of its equipment, whether alone or in conjunction with others, and whether or not at the request or suggestion of Company or otherwise, shall be “works made for hire,” and shall be the sole and exclusive property of Company, and that Covenanter shall not publish any such Inventions without the prior written consent of Company.  Covenanter hereby assigns to Company all of Covenanter’s right, title and interest in and to such Inventions.  Covenanter further represents and agrees that to the best of his knowledge and belief none of the Inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation.

(b)

Covenanter’s Duty to Cooperate.  During Covenanter’s employment or engagement as a consultant with Company and afterwards, Covenanter agrees that he will fully cooperate with Company, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect Company’s rights in and to any such Inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such Inventions, provided that Company will bear the expense of such proceedings, and that any patent or other legal right so issued to Covenanter, personally, shall be assigned by Covenanter to Company without charge by Covenanter .

(c)

Licensing and Use of Data Covenanter Provides to the Company.  With respect to any Inventions, and work of any similar nature (from any source), whenever created, knowledge of materials, processes, testing, suppliers, markets, marketing and sales materials, customers, contacts and personal relationships which Covenanter has not prepared or originated in the performance of his employment or engagement as a consultant to the company, but which Covenanter provides to Company or incorporates in any Company product or system, Covenanter grants to Company a royalty-free, fully paid-up, non-exclusive, perpetual and irrevocable license throughout the world to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, all such Inventions. Covenanter will provide the Company with prior written notice of intention to use, modify, create derivative works from, disclose, publish, translate, reproduce, deliver, perform, dispose of, and to authorize others so to do, any and all such Inventions,. Covenanter promises that he will not include in any Inventions Covenanter delivers to Company or use on its behalf, without the prior written approval of Company, any material which is or will be patented, copyrighted or trademarked by Covenanter or others unless Covenanter provides Company with the written permission of the holder of any patent, copyright or trademark owner for Company to use such material in a manner consistent with then-current Company policy.

(d)

Data in Which Covenanter Claims Any Interest.   Listed on Exhibit A to this Agreement are any and all Inventions, in which Covenantor claims or intends to claim any right, title

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

and interest, including but not limited to patent, copyright and trademark interest, which to the best of his knowledge shall be or may be delivered to Company in the course of his employment or engagement as a consultant, or incorporated into any Company product or system.  Covenanter explicitly acknowledges that his obligation to disclose such information is ongoing during his employment or engagement as consultant with Company, and that after Covenanter executes this Agreement, if Covenanter determines that any additional Inventions in which Covenanter claims or intend to claim any right, title or interest, including but not limited to patent, copyright and trademark interest, has been or is likely to be delivered to Company or incorporated in any Company product or system, Covenanter  shall make immediate written disclosure of the same to Company.

(e)

Acknowledgement of Covenanters Previous Knowledge and Relationships. Listed on Exhibit B to this Agreement are any and all knowledge of materials, processes, testing, suppliers, markets, marketing and sales materials, customers, contacts and personal relationships in which Covenantor claims previous knowledge and relationships, which to the best of his knowledge shall be or may be delivered to Company in the course of his employment or engagement as a consultant, or incorporated into any Company product or system, as part of the Remuneration.  Covenanter explicitly acknowledges that his obligation to disclose such information is ongoing during his employment or engagement as consultant with Company.

4.

Mutual Injunctive Relief.  The Parties hereto agree that (a) due to the unique nature of the Services and capabilities of Covenanter, damages would be an inadequate remedy for Company and its subsidiaries and affiliates (including the Company); or likewise to the Covenanter in the event of breach or threatened breach of this Agreement, (b) any such breach may (i) allow Covenanter to unfairly compete with the Company and its subsidiaries and affiliates (including the Company), resulting in irreparable harm to the Company and (ii) allow Company to unfairly compete with the Covenanter, resulting in irreparable harm to the Covenanter and (c) in any such event, the injured party and its subsidiaries, affiliates and successors shall be entitled to appropriate equitable relief, in addition to whatever remedies they might have at law, and may, either with or without pursuing any potential damage remedies, immediately obtain and enforce an injunction, including, without limitation, a temporary restraining order or preliminary injunction, prohibiting the acting party from violating this Agreement in any available forum.  Further, the injured party shall be entitled to indemnification by the acting party from any loss of harm, including, without limitation, reasonable attorneys’ fees (including reasonable attorneys’ fees on appeal and costs of suit) in connection with any breach or any enforcement of mutual obligations pursuant to this Agreement.

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

5.

Enforceability; Reasonableness.

(a)

Without limitation, the parties agree and intend that the covenants contained in this Agreement shall be deemed to be a series of separate covenants and agreements, one for each and every county or political subdivision of each applicable state of the United States.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  Accordingly, if any provision in this Agreement shall be adjudicated to be invalid or unenforceable, such provision, without any action on the part of the parties hereto, shall be deemed amended to delete or to modify (including, without limitation, a reduction in duration, geographical area or prohibited business activities) the portion adjudicated to be invalid or unenforceable, such deletion or modification to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and such deletion or modification to be made only to the extent necessary to cause the provision as amended to be valid and enforceable.

(b)

Covenanter agrees and acknowledges that the covenants of Covenanter contained herein are reasonably necessary for the protection of Company’s interests under the Consulting Agreement, including the full benefit of any reputation or goodwill associated with the Business as the Business may exist on and after the date hereof, and are not unduly restrictive upon Covenanter.

6.

Amendment; Assignment.  This Agreement may be amended only by a written instrument signed by each of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any third person (other than the subsidiaries and affiliates of Company and the Company, and the Convenanter's successors and affiliates, each of which is hereby expressly made third party beneficiaries of this Agreement) any rights or remedies under or by reason of this Agreement.  This Agreement may be terminated only upon the written agreement of all of the parties hereto.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Covenanter without the prior written consent of Company, or by Company without the prior written consent of Covenanter, except that Company may, without such consent, assign the rights hereunder to an Affiliate of Company or a third party acquiring all of the capital stock or all or substantially all of the assets of Company.

7.

Entire Agreement.  This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to the subject matter hereof.

8.

Notices.  Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been given (a) when delivered in person, (b) one Business Day after depositing with an internationally recognized overnight courier, or (c) on the date sent when delivered by facsimile transmission prior to the close of business on a Business Day and one Business Day after facsimile transmission at any other time, or (d) on the date sent when delivered by email prior to close of business on a Business Day and one Business Day after emailing at any other time, in each case, addressed as follows:

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

If to Company or the Company, to the address set forth in Parties Section of the Consulting Agreement.

If to Covenanter to the address set forth in Parties Section of the Consulting Agreement or to the most recent address on file with the Company.

Any Party may, from time to time, designate any other address to which any such notice to such Party shall be sent.  Notices mailed as provided herein shall be deemed given on receipt or refusal of an otherwise proper delivery.

9.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida, without giving effect to the conflict of laws rules thereof.

10.

Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and to the extent expressly provided herein, to their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

11.

Captions.  The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

12.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.

(Signature page to follow)

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

EXECUTION

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year written above, to become effective as of the Starting Date.

Signed for and on behalf of
LITHIUM BATTERY ENGINEERING LLC (CONSULTANT)
by its duly authorised representative
/S/Andrew J. Manning	/s/Craig R. Nelson
Signature of authorised representative	Signature of witness
Mr Andrew J Manning	Craig R. Nelson
Name of authorised representative	Name of witness

Signed for and on behalf of
OAK RIDGE MICRO ENERGY INCORPORATED (COMPANY)
by its duly authorised representative

/s/Jeffrey Flood	/s/Craig R. Nelson
Signature	Signature of witness
Mr Jeffrey flood
President	Craig R. Nelson
Name	Name of witness

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Exhibit A

Inventions possessed by Consultant prior to this Agreement :

Safety separator technology

Laminatable separator

Massively parallel formation technique and equipment

Proprietary low resistance primer

Exhibit B

Knowledge possessed by Consultant prior to this Agreement :

General cell and battery design, materials, processes and testing

Use of safety separator overcharge prevention feature to eliminate BMS

Structural cell technology (work product for Battelle)

Cell structure eliminating the need for pouch packaging

Termination design for cylindrical cells to improve power and thermal management

Use of carbon nanotubes to increase specific energy and energy density

Use of non-woven current collectors to increase specific energy and energy density

Use of FMC’s stabilized lithium metal particles (SLMP) to offset irreversible loss and increase specific energy and energy density

Use of ionic liquids to increase voltage stability to increase specific energy and energy density

Methods of “patch coating” electrodes

Wireless charging

Other advanced technology not associated with batteries

Diver propulsion assist units

Environmental air stream pollution control units

Exhibit C

                Relationships existing before this Agreement (including but not limited to):

Freya Energy

Battelle

Bluefin Robotics

REVtech (and their associated companies)

Zerowave

Cal Battery

AdEM / Univ of Louisville

Argonne

NEI

Dow

SWeNT

Mystic Technology Partners

Boulder Ionics

DAE Technology

NanoResearch

Primet

Nexeon

FMC

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____

Allfoils

Republic

Oak-Mitsui

Toda

EnerTech (also formerly known as Ener1Korea and Seahan)

NUWC,

Lockheed Martin / ULA

Penn State ARL

Oceaneering

NASA – JSC

Phoenix International

UC Davis
Penn State

Rutgers

 Initial (COMPANY) __/S/______                    Initial  (CONSULTANT) ___/S/_____